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                                                                 EXHIBIT 99.1


                            [CIVITAS BANKGROUP LOGO]

                      810 Crescent Centre Drive, Suite 320
                               Franklin, TN 37067
                      office 615.263.9500 fax 615.383.8830



FOR IMMEDIATE RELEASE                    Contact:     Mike Alday
April 22, 2005                                        Alday Communications
                                                      615.791.1535

CIVITAS BANKGROUP ENTERS INTO FORMAL WRITTEN AGREEMENT WITH FEDERAL RESERVE OF ATLANTA


FRANKLIN, Tenn. - Civitas BankGroup (OTC:CVBG) has entered into a formal written agreement with the Federal Reserve Bank of Atlanta, announced Richard E. Herrington, president of Civitas.

According to Herrington, this agreement is the result of the October 2004 examination by the Federal Reserve Bank and is primarily related to troubled banks in West Tennessee that have been sold since the examination.

The agreement contains provisions similar to those in existing relationships with the Federal Reserve Bank, including provisions to enhance credit administration policies and procedures, independent loan review, internal audit, and earnings and capital maintenance. The agreement also provides that Civitas will conduct a management, directorate, and organizational review.

"Civitas has worked diligently with the Federal Reserve of Atlanta to identify the areas of concerns and we had already begun working on resolving key issues prior to the examination. Most notably, the troubled banks in West Tennessee are no longer a part of Civitas," said Herrington.

"This agreement will assist Civitas with our continued objective of becoming a leading Middle Tennessee financial institution," he added. "We recently reported record quarterly earnings, and we are moving forward as scheduled in the third year of our four-year recovery plan."


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THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE
FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS DESCRIBING OUR FUTURE PLANS, PROJECTIONS, STRATEGIES AND EXPECTATIONS, ARE BASED ON ASSUMPTIONS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND OUR CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED DUE TO CHANGES IN INTEREST RATES, COMPETITION IN THE INDUSTRY, CHANGES IN LOCAL AND NATIONAL ECONOMIC CONDITIONS AND VARIOUS OTHER FACTORS. ADDITIONAL INFORMATION CONCERNING SUCH FACTORS, WHICH COULD AFFECT US, IS CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.